UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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ONESPAN INC.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS OFFSHORE I SP I

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

SARIKA GARG

SAGAR GUPTA

MICHAEL J. MCCONNELL

RINKI SETHI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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LEGION PARTNERS HOLDINGS, LLC

April 14, 2021

Dear Fellow Stockholders:

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), and the other participants in this solicitation (collectively, “Legion” or “we”) are significant stockholders of OneSpan Inc., a Delaware corporation (“OneSpan” or the “Company”), who beneficially own, in the aggregate, 2,790,121 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, constituting approximately 6.9% of the outstanding Common Stock. We are seeking your support at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) to elect Legion Partners Holdings’ four highly qualified nominees to the Company’s Board of Directors (the “Board”).

Since first investing in OneSpan in April 2018, we have repeatedly sought to engage privately with the Board and management team to help improve the Company’s persistently low valuation. We believe the Company’s undervaluation is perpetuated, at least in large part by a lack of meaningful financial disclosures and investor communications regarding recurring software revenue. We also strongly believe that the Company’s legacy Hardware segment imposes a structural impediment to OneSpan’s ability to trade at its fair value in the public markets. However, we believe it is the Board’s failure to take decisive action to correct this valuation discount and help management appropriately communicate pertinent business metrics and a clear transition story of making OneSpan into a modern, pure play software business, which has kept OneSpan from reaching its full potential. Accordingly, we have nominated four highly qualified and experienced technologists, operators, executives and investors who will bring fresh perspectives to address these issues in the boardroom.

According to the Company’s proxy statement, nine directors will be elected at the 2021 Annual Meeting. This Proxy Statement is not only soliciting proxies to elect our four nominees, but also the candidates who have been nominated by the Company other than John N. Fox, Jr., Jean K. Holley, Matthew Moog and Marc Zenner. This gives stockholders who wish to vote for our nominees the ability to vote for a full slate of nine nominees in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our nominees will have the legal effect of replacing four incumbent directors with our nominees. If elected, our nominees will constitute a minority on the Board – accordingly, there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to unlock stockholder value. However, we believe the election of our nominees is an important step in achieving an appropriate valuation of the Common Stock.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the stockholders on or about April 14, 2021.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated WHITE proxy card or by voting virtually at the 2021 Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free number listed below.

Thank you for your support, /s/ Christopher S. Kiper Legion Partners Holdings, LLC Christopher S. Kiper

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Legion’s proxy materials,

please contact:

Stockholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

2021 ANNUAL MEETING OF STOCKHOLDERS

OF

ONESPAN INC.
_________________________

PROXY STATEMENT
OF
Legion Partners Holdings, LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), and the other participants in this solicitation (collectively, “Legion” or “we”) are significant stockholders of OneSpan Inc., a Delaware corporation (“OSPN”, “OneSpan” or the “Company”), who beneficially own, in the aggregate, 2,790,121 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, constituting approximately 6.9% of the outstanding Common Stock. We believe that the Board of Directors of the Company (the “Board”) must be refreshed to ensure that the Board takes the necessary steps to maximize value for all of the Company’s stockholders. We have nominated four highly qualified directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value. Accordingly, we are furnishing this proxy statement and accompanying WHITE proxy card to holders of Common Stock of OSPN in connection with our solicitation of proxies in connection with the Company’s 2021 annual meeting of stockholders (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of stockholders held in lieu thereof) (the “2021 Annual Meeting”), which will be held in a virtual format only, via a live webcast. To participate in the virtual 2021 Annual Meeting, you will need to register in advance. As of the date of this Proxy Statement, the Company has not publicly disclosed the date, time or website at which the live webcast of the 2021 Annual Meeting will take place or the website at which to register for the 2021 Annual Meeting. Once the Company publicly discloses such information, Legion Partners Holdings intends to supplement this Proxy Statement with such information and file revised definitive materials with the SEC. This Proxy Statement and the enclosed WHITE proxy card are first being mailed to stockholders on or about April 14, 2021.

At the 2021 Annual Meeting stockholders are being asked to take the following actions:

1.	To elect Legion Partners Holdings’ four director nominees, Sarika Garg, Sagar Gupta, Michael J. McConnell and Rinki Sethi (each a “Nominee” and, collectively, the “Nominees”) to hold office until the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) and until their respective successors have been duly elected and qualified;

2.	To vote on a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers;

3.	To ratify on a non-binding, advisory basis, the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021; and

4.	To transact such other business as may properly come before the 2021 Annual Meeting.

Due to the continuing impact of the novel coronavirus (or COVID-19) pandemic, the Company has disclosed that the 2021 Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 Annual Meeting in person. To participate in the virtual 2021 Annual Meeting, you will need to register in advance. Once the Company publicly discloses the website address to attend the online meeting, submit questions, and vote your shares electronically, Legion intends to supplement this Proxy Statement with such information and file revised definitive materials with the SEC. The Company’s proxy statement states that stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the internet. Please see “Virtual Meeting” on page 25 for additional information.

The Board is currently composed of ten directors. According to the Company’s proxy statement, Michael P. Cullinane is retiring and is not being nominated for re-election at the 2021 Annual Meeting. The Company’s proxy statement states that the size of the Board will be reduced to nine and stockholders are being asked to elect nine directors at the 2021 Annual Meeting. Through this Proxy Statement, we are soliciting proxies to elect not only our four Nominees, but also the candidates who have been nominated by the Company, other than John N. Fox, Jr., Jean K. Holley, Matthew Moog and Marc Zenner. This gives stockholders who wish to vote for our Nominees the ability to vote for all nine directorships up for election. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our Nominees will have the legal effect of replacing four incumbent directors with our Nominees. If elected, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to maximize stockholder value at the Company. However, we believe the election of our Nominees is a necessary step towards enhancing long-term value at the Company.

The Company has not yet publicly disclosed the record date for determining stockholders entitled to notice of and to vote at the 2021 Annual Meeting (the “Record Date”) or the number of shares of Common Stock outstanding as of the Record Date. Once the Company publicly discloses such information, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC. The mailing address of the principal executive offices of the Company is 121 West Wacker Drive, Suite 2050, Chicago, Illinois 60601. Stockholders of record at the close of business on the Record Date will be entitled to vote at the 2021 Annual Meeting. As of February 23, 2021, there were 40,391,202 shares of Common Stock outstanding, which is the total number of shares outstanding as reported in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2021.

As of April 14, 2021, Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners Offshore I SP I, a segregated portfolio company of Legion Partners Offshore Opportunities SPC I, a company organized under the laws of the Cayman Islands (“Legion Partners Offshore I”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners GP”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, and Raymond T. White (collectively, “Legion”) and each of the Nominees (each a “Participant” and collectively, the “Participants”), collectively beneficially own 2,790,121 shares of Common Stock (the “Legion Shares”). We intend to vote the Legion Shares FOR the election of the Nominees, AGAINST the approval of the non-binding advisory resolution on the compensation of the Company’s named executive officers and FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, as further described herein.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today.

THIS SOLICITATION IS BEING MADE BY LEGION AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE 2021 ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH LEGION IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE 2021 ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

LEGION URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2021 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2021 ANNUAL MEETING OR BY VOTING VIRTUALLY AT THE 2021 ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting—This Proxy Statement and our WHITE proxy card are available at

www.protectonespan.com

IMPORTANT

Your vote is important, no matter the number of shares of Common Stock you own. Legion urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with Legion’s recommendations on the other proposals on the agenda for the 2021 Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Legion, c/o Saratoga Proxy Consulting LLC (“Saratoga”) in the enclosed postage-paid envelope today.

•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions. As a beneficial owner, you may vote the shares virtually at the 2021 Annual Meeting only if you obtain a legal proxy from the broker or bank giving you the rights to vote the shares.

•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

•	You may vote your shares virtually at the 2021 Annual Meeting. Even if you plan to attend the 2021 Annual Meeting, we recommend that you submit your WHITE proxy card by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the 2021 Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the Company’s proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our four Nominees only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Legions proxy materials,

please contact:

Stockholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

BACKGROUND OF THE SOLICITATION

•	From May 2018 through February 2021, members of Legion (as defined below) had regular calls with Scott Clements, Chief Executive Officer of the Company, and Mark Hoyt, Chief Financial Officer of the Company, to discuss the Company’s business and quarterly earnings results.

•	On June 14, 2018, members of Legion met with Mr. Hoyt at the Company’s headquarters in Chicago and delivered a presentation outlining numerous recommendations regarding investor relations, investor communications (including hosting an Investor Day), financial disclosures, governance practices, capital allocation, as well as perspectives on valuation of the Common Stock and the need to refresh the Board.

•	On November 1, 2018, Legion filed a Schedule 13D with the SEC which included Legion’s perspectives on long-term valuation of the Common Stock, and engagement with the Company regarding adding directors with industry and governance expertise to the Board.

•	On November 13, 2018, members of Legion met with Mr. Clements to express an interest in collaborating on Board refreshment and communicated that Legion had identified several director candidates for the Board to consider in an effort to refresh the Board and who possessed the industry, capital markets and governance experience and skills that Legion believed were needed on the Board.

•	On December 7, 2018, members of Legion held a telephone call with Messrs. Clements and Hoyt to discuss adding upwards of three new directors to the Board pursuant to a potential cooperation agreement.

•	On December 21, 2018, members of Legion held a telephone call with Messrs. Clements and Hoyt and subsequently provided Mr. Clements and the Board, under no preconditions, resumes and contact information for three highly-qualified candidates for the Board, including the former head of M&A at a prominent, public cybersecurity software company, the now-CFO of a prominent, public cybersecurity software company, and Mr. Michael McConnell, a Nominee.

•	From December 2018 through March 2019, members of Legion held multiple telephone calls with Messrs. Clements and Hoyt to discuss collaboration on Board refreshment and Legion’s candidates.

•	From December 2018 through April 2019, the Company conducted telephone and virtual interviews with two director candidates proposed by Legion (including Mr. McConnell), and an in-person interview with one candidate proposed by Legion.

•	On January 1, 2019, director Art Gilliland tendered his resignation from the Board, which the Board accepted on January 3, 2019.

•	On January 3, 2019, the Board appointed Mr. John Fox as Chairman of the Board, who was previously Lead Independent Director, replacing Founder and Former CEO, Mr. T. Kendall Hunt, who remained on the Board as a director following his resignation as Chairman of the Board.

•	On March 11, 2019, Mr. Clements sent an email to members of Legion stating that the Company would agree to add just one of Legion’s director candidates to the Board pursuant to a cooperation agreement. The Company rejected Legion’s two other highly-qualified candidates, including Mr. McConnell. The proposed terms of the cooperation agreement, which Legion felt were grossly unreasonable, included at least a two year standstill which could be extended in the sole discretion of the Company in the event the Company agreed to re-nominate Legion’s director candidate, a requirement to compel Legion’s director candidate to immediately resign from the Board, versus serving out the full elected term, upon the termination of the standstill or the Company’s determination that Legion or the nominee had breached the cooperation agreement or Board’s policies.

•	On May 7, 2019, the Company announced directors Mr. Marc Boroditsky and Dr. Marc Zenner as nominees for election to the Board at its 2019 Annual Meeting of Stockholders.

•	On May 9, 2019, members of Legion met with Mr. Clements to express continued interest in collaborating on further Board refreshment despite the recent failure to achieve an agreement prior to the expiration of the deadline to nominate director candidates at the Company’s 2019 annual meeting of stockholders.

•	On June 14, 2019, given the lack of response from the Board following the May 9, 2019 meeting, Legion sent a letter to the Board expressing deep concern over the Board’s poor governance practices, persistent insider selling of stock, the Board’s overall lack of industry experience, prolonged financial and share price underperformance, overall composition of the Board and the need for refreshment through the replacement of directors, as well as reiterating numerous recommendations regarding financial disclosures, capital allocation and investor communications (including hosting an Investor Day) to help address the Company’s undervaluation in the public markets. The letter requested a formal response from the Board regarding additional collaboration on Board refreshment, to which the Board never responded.

•	On August 21, 2019, members of Legion met with Messrs. Clements and Hoyt at the Company’s headquarters in Chicago and delivered a presentation outlining numerous recommendations regarding investor relations, investor communications (including hosting an Investor Day), financial disclosures, corporate governance practices, capital allocation decisions, as well as perspectives on valuation of the Company’s securities and the need to refresh the Board through replacements of directors rather than additions.

•	On December 4, 2019, the Company held an Investor Day in New York City where members of Legion met with Messrs. Clements, Hoyt, and Fox, and notified the Company it had identified several additional director candidates who possess relevant industry, capital markets and governance experience and skills for the Board’s consideration. Legion also reiterated its continued interest in collaborating on Board refreshment despite not receiving a response from the Board on this topic following the June 14, 2019 letter.

•	On December 13, 2019, Legion sent a private letter to the Board expressing continued concern over the Board’s composition and prolonged underperformance, and enclosed, under no preconditions, the resumes and contact information of three director candidates for the Board’s consideration, including the Chief Security Officer of a prominent, public financial technology software company, the Chief Operating Officer of a prominent sales productivity software company, and Ms. Sarika Garg, a Nominee.

•	From December 2019 through February 2021, the Company held a telephone interview with one director candidate, and in-person interviews with two director candidates, including Ms. Garg. Members of Legion also held multiple telephone calls with Messrs. Clements and Fox, and the Chair of the Corporate Governance and Nominating Committee, Ms. Jean Holley, to discuss terms regarding a potential cooperation agreement.

•	On January 29, 2020, members of Legion entered into a non-disclosure agreement with the Company to hold detailed discussions regarding the composition of the Board and potential Board candidates in connection with the 2020 Annual Meeting of Stockholders, and subsequently held a telephone call with Messrs. Clements and Fox and Ms. Holley regarding this matter.

•	In February 2020, members of Legion conducted telephone interviews with two director candidates identified by the Company, Ms. Naureen Hassan and another individual.

•	On February 7, 2020, members of Legion sent an email to Messrs. Clements and Fox and Ms. Holley expressing support for Ms. Hassan’s candidacy to the Board as well as the desire to collaborate with the Board on additional Board refreshment, which could include the addition of Legion’s proposed director candidates.

•	On February 21, 2020, members of Legion held a telephone call with Messrs. Clements and Fox who notified Legion that the Board had decided to reject all of Legion’s proposed candidates, including Ms. Garg, despite their outstanding qualifications, and the Board’s intent to appoint Ms. Hassan and Ms. Marianne Johnson to the Board in the near future.

•	On March 3, 2020, the Board announced the appointment of Mses. Hassan and Johnson to the Board, effective March 15, 2020.

•	On March 6, 2020, members of Legion held a video meeting with Messrs. Clements and Hoyt to discuss the Company’s fourth quarter earnings results and potential strategic actions to unlock intrinsic stockholder value, including a potential sale of the Hardware and eSignature businesses, as well as valuation perspectives on the Common Stock.

•	On May 8, 2020, members of Legion held a video meeting with Messrs. Clements and Hoyt to again discuss the Company’s financial performance, general strategy, operations and product offerings, as well as potential strategic actions to unlock intrinsic stockholder value, including a potential sale of the Company’s Hardware and eSignature businesses.

•	On May 12, 2020, members of Legion sent an email to Mr. Hoyt containing additional analysis and feedback regarding peer valuations, peer financial disclosures, and the valuation of the Common Stock relative to the share price of the Company’s peers.

•	On May 18, 2020, members of Legion held a video meeting with Mr. Hoyt to further discuss the information emailed to Mr. Hoyt on May 12, 2020.

•	On May 20, 2020, members of Legion held a video meeting with Mr. Clements to discuss valuation perspectives on the Common Stock, as well as the Company’s financial disclosures and investor communications.

•	On May 21, 2020, members of Legion emailed Messrs. Clements and Hoyt additional analysis and feedback regarding peer valuations, peer financial disclosures, and the valuation of the Common Stock relative to the share price of the Company’s peers.

•	On June 9, 2020, members of Legion held a video meeting with Mr. Hoyt to further discuss the information emailed to Messrs. Clements and Hoyt on May 21, 2020. Subsequent to the video meeting, members of Legion emailed Mr. Hoyt additional analysis and feedback regarding peer valuations, peer financial disclosures, and the valuation of the Common Stock relative to the share price of the Company’s peers.

•	On June 15, 2020, the Company reported that at the 2020 Annual Meeting held on June 10, 2020, a majority of the shares present and voting at the meeting (including Legion) voted FOR the Company’s say-on-pay proposal to be approved on an annual basis in line with widely accepted best governance practices, rather than voting in line with the Board’s recommendation of continuing to approve the say-on-pay proposal only every three years.

•	On August 13, 2020, members of Legion held a video meeting with Messrs. Clements and Hoyt to discuss the Company’s recent second quarter earnings. On the video meeting, members of Legion expressed deep concern regarding Mr. Hunt’s ill-timed stock sales occurring one day before the Company announced it missed its earnings, causing the stock to decline by roughly 40%. Legion called for the resignation of Mr. Hunt and the addition of new directors to the Board.

•	On August 16 and 17, 2020, the Company’s counsel, Sidley Austin LLP (“Sidley”), had discussions with Legion Partners’ counsel, Olshan Frome Wolosky LLP (“Olshan”), regarding the concerns raised by Legion on August 13, 2020 and the need for Mr. Hunt to step down promptly. Sidley indicated the Board needed more time to persuade Mr. Hunt to step down and indicated the Company could not force him to resign.

•	On August 18, 2020, Legion published a public letter to the Board outlining Legion’s deep concern over the Board’s poor governance practices, insider selling of stock before missing earnings, the lack of industry experience possessed by members of the Board, the Company’s prolonged financial and share price underperformance, overall composition of the Board and need to refresh the Board through the replacement of existing members, as well as reiterating numerous recommendations regarding strategic initiatives (including the potential sale of the Company’s Hardware and eSignature businesses), financial disclosures, capital allocation and investor communications to help address the Company’s undervaluation in the public markets. In addition, Legion outlined its deep concern in the letter regarding Mr. Hunt’s continued presence on the Board, called for his immediate resignation, and proposed a representative of Legion to replace Mr. Hunt on the Board.

•	On August 21, 2020, members of Legion sent an email to Messrs. Clements and Hoyt containing a sample quarterly earnings presentation in the hopes of encouraging changes to investor communications and financial disclosures that would further improve transparency and investors’ understanding of OSPN’s intrinsic value.

•	On September 10, 2020, members of Legion held a video meeting with Mr. Hoyt to discuss the Company’s financial performance, general strategy, operations and product offerings, as well as the presentation emailed to him by Legion on August 21, 2020.

•	On September 11, 2020, Legion Partners held an additional video meeting with Mr. Hoyt to discuss the presentation emailed on August 21, 2020.

•	On September 14, 2020, the Company announced the retirement of Mr. Hunt from the Board.

•	On September 15, 2020, members of Legion held a video meeting with Mr. Clements to discuss the Company’s general performance and operations, Mr. Hunt’s departure from the Board, the need to refresh the Board further through replacement of existing directors, as well as potential strategic actions to unlock intrinsic stockholder value, including a potential sale of the Company’s Hardware and eSignature businesses. Legion also inquired as to whether the Board planned to respond to the August 18, 2020 letter, to which Mr. Clements stated that the Board has chosen not to engage directly with Legion but to instead respond indirectly through public actions and announcements (such as Mr. Hunt’s retirement from the Board).

•	On September 18, 2020, given the lack of response from the Board following the publication of the August 18, 2020 letter, Legion sent a private letter to the Board in an attempt to once again constructively collaborate with the Board regarding Board refreshment for the betterment of all stockholders. In the letter, Legion recommended the appointment of Mr. Sagar Gupta, a Nominee and employee of Legion Partners Asset Management, along with two new independent director candidates, to be mutually agreed upon by OSPN and Legion, who possessed modern software industry experience. Legion requested a specific response to this proposal from the Board by September 23, 2020.

•	In October 2020, Sidley communicated to Olshan that the Board was not interested in interviewing and appointing Mr. Gupta to the Board. The Board did not communicate directly with Legion nor respond directly to the September 18, 2020 letter.

•	From November 2020 through February 2021, members of Legion held multiple video meetings with Messrs. Clements and Hoyt to discuss the Company’s general performance and operations, as well as the Company’s recent quarterly earnings results.

•	On January 26, 2021, Legion requested the Company’s form of director and officer questionnaire.

•	On February 8, 2021, Legion’s counsel sent a letter to the Company’s counsel contesting certain overreaching requirements of the questionnaire, including the consent of the Nominees to be named as the Company’s nominees in the Company’s proxy statement.

•	On February 22, 2021, the Company filed a Current Report on Form 8-K disclosing that director Mr. Michael Cullinane would not stand for re-election to the Board at the 2021 Annual Meeting.

•	On February 25, 2021, Legion Partners Holdings delivered a letter (the “Nomination Letter”) to the Company notifying the Company of Legion Partners Holdings’ intent to nominate the Nominees for election to the Board at the 2021 Annual Meeting.

•	Also on February 25, 2021, Legion issued a press release and public letter to fellow OSPN stockholders announcing the nomination of the Nominees for election to the Company’s Board at the 2021 Annual Meeting.

•	On February 26, 2021, Legion Partners Holdings delivered to the Company a demand to inspect its books and records, pursuant to Section 220 of the Delaware General Corporation Law.

•	On February 26, 2021, the Company filed with the SEC its Annual Report on Form 10-K, which disclosed that Ms. Hassan had submitted her resignation as a director to the Board on February 24, 2021, effective March 1, 2021.

•	On March 3, 2021, Ms. Holley sent an email directly to the Nominees requesting that they make themselves available for interviews with the Board. In response, on March 3, 2021, members of Legion responded to Ms. Holley and the Company’s General Counsel, Mr. Steven Worth, acknowledging receipt of Ms. Holley’s email from the same day and expressing a lack of confidence in the Board’s ability to objectively assess the Nominees given the Board’s track record of refusing to collaborate in good faith with Legion regarding Board refreshment. In addition, Legion offered that the Board may interview the Nominees if Legion and the Board could come to an understanding regarding Board refreshment to avoid a drawn-out proxy contest.

•	On March 4, 2021, Ms. Holley sent an email to Legion requesting clarification on what Legion was requesting in the March 3, 2021 email exchange in order for the Board to interview the Nominees.

•	On March 8, 2021, members of Legion sent an email to Ms. Holley and Mr. Worth with a high-level proposal to avoid a proxy contest. The proposal requested that three Nominees join the Board immediately, Mr. Cullinane would step down from the Board immediately, the Board would be resized at eight from and after the 2021 Annual Meeting and the Board would immediately form a strategic review committee to explore and make recommendations to the Board with respect to a potential transaction of the Company’s hardware business, eSignature business or the entire company.

•	On March 11, 2021, Ms. Holley again sent an email to the Nominees requesting an interview and separately responded to Legion’s email from March 8, 2021, stating that the Board’s unanimous view is to not proceed in discussing a settlement agreement based on the proposed terms outlined by Legion in its March 8, 2021 email.

•	On March 22, 2021, Legion filed a preliminary proxy statement.

•	On March 26, 2021, Legion filed a revised preliminary proxy statement.

•	On April 6, 2021, the Company appointed Garry L. Capers to the Board and amended and restated its Bylaws.

•	On April 12, 2021, Legion filed a revised preliminary proxy statement.
•	On April 14, 2021, Legion filed this definitive proxy statement.

REASONS FOR THE SOLICITATION

We Believe that the Time for Action is Now

We are long-term stockholders of OSPN and have believed in the Company’s potential growth and long-term value opportunity since having first invested in April 2018. That is why during the course of our investment we have sought to engage privately with the Board and management team to help improve OSPN’s persistently low share price valuation. In over 30 meetings over nearly three years we sought to collaborate with management and the Board on matters including financial disclosures, investor communications, Board refreshment, asset divestitures, capital allocation and other governance issues. Despite our good faith effort to work constructively with the Company, we have watched as the Board has only undertaken, in our view, reactive, incremental changes that have failed to address the Company’s stock price and operational underperformance. That is why we have nominated a slate of four highly qualified director candidates to run in opposition to four of the Company’s long-tenured directors who we believe lack the independence and skillsets to help ensure an appropriate valuation for the Common Stock.

The Board Has Overseen Prolonged Stock Price Underperformance

The Company’s total shareholder returns have drastically lagged its peers and major indices over multiple time periods.

	OSPN Relative TSR vs. Major Benchmarks
OSPN vs.	1 Year	2 Year	3 Year	5 Year	10 Year	15 Year
Direct Software Peers	(129%)	(172%)	(255%)	(360%)	(503%)	(663%)
Cybersecurity Peers	(77%)	(59%)	(152%)	(256%)	(157%)	(490%)
ISS Peers	(36%)	(58%)	(147%)	(315%)	(284%)	(274%)
Russell 3000	2%	7%	7%	(63%)	(46%)	(101%)
MSCI ACWI/Software Index	(21%)	(42%)	(73%)	(212%)	(292%)	(506%)
IGV	(31%)	(44%)	(80%)	(217%)	(352%)	(670%)
NASDAQ	(23%)	(35%)	(38%)	(134%)	(231%)	(375%)

Source: Capital IQ (as of 12/31/20)
Notes: Direct Software Peers include CRWD, DOCU, DT, NCNO, NET, NICE, OKTA, PING, QLYS, SPLK, VRNS, ZS; Cybersecurity Peers include CHKP, CRWD, CYBR, FEYE, FTNT, MIME, MITK, NET, OKTA, PANW, PFPT, PING, QLYS, RDWR, RPD, SAIL, SCWX, TENB, VRNS, ZS; ISS Peers include AMSWA, ATEN, BL, BNFT, EVBG, FIVN, MODN, PRO, QADA, QLYS, QTWO, RPD, SNCR, SPSC, VRNS, WK, ZIXI; IGV references the iShares Expanded Tech-Software Sector ETF

OSPN’s valuation also continues to trade near the bottom of public cybersecurity peers:

Source: Capital IQ (as of 2/24/21)

We view this underperformance to be unacceptable and believe meaningful improvements to OSPN’s strategy and execution – led by a more substantially refreshed Board – are necessary to successfully complete its transition to a cloud-first recurring revenue software Company and implement thoughtful capital allocation.

We Believe the Board’s Long-Tenured Directors Lack Relevant Skillsets

We believe that the Board, and in particular its long tenured directors, have demonstrated an inability to take decisive strategic action towards addressing the structural and governance issues that we believe are significantly hampering the Company’s success. These long-tenured directors gained the bulk of their technology “experience” long before the proliferation of cloud computing, and for some, the Internet. Yet the very same directors that oversaw former CEO Mr. Hunt’s less than desirable operational performance for over a decade are still leading the Board and its key committees today.

Chairman of the Board, John Fox, for example, has been a director for over 15 years, and has also chaired the Compensation Committee since 2006 in addition to being an ex-officio member of the Finance and Strategy Committee. Similarly, Jean Holley, who has served on the Board for over 14 years, has served as Chair of the Governance and Nominating Committee since 2014. Until the recent announcement that Mr. Cullinane did not plan to seek reelection at the 2021 Annual Meeting (less than one month after we requested a director questionnaire for purposes of preparing a director nomination), Mr. Cullinane also served as Chair of the Audit Committee despite serving on the Board for over 22 years.

In addition, as noted below, the Board generally lacks cloud-first recurring revenue experience, despite attempting to transition into a pure play cloud-first software company.

Board Director and Position	Ownership %	Cloud-First Recurring Revenue Experience	Age	Tenure
Michael P. Cullinane Chair of Audit Committee (2001-2021)	0.490%	NO	70	23 Years
John N. Fox, Jr. Chairman of Board (since 2019); Chair of Compensation Committee (since 2006); former Lead Independent Director (2017-2018)	0.290%	NO	77	15 Years
Jean K. Holley Chair of Governance and Nominating Committee (since 2014)	0.301%	NO	62	14 Years
Matthew Moog Independent Director	0.151%	YES	51	8 Years
Marc Boroditsky Independent Director	0.031%	YES	57	1 Year
Marc Zenner Chair of Finance and Strategy Committee (since 2020)	0.048%	NO	58	1 Year
Marianne Johnson Independent Director	0.017%	NO	55	1 Year
Alfred Nietzel Chair of the Audit Committee (since 2021)	0.000%	NO	59	<1 Year
Garry L. Capers Independent Director	0.000%	NO	44	<1 Year
Scott Clements Director; CEO & President	0.435%	NO	57	3 Years

On April 6, 2021, we note that the Board added Garry L. Capers to the Board. While we are continuing to evaluate Mr. Capers’ qualifications, we view the Company’s actions as once again reactive to our repeated demands to add cloud-first recurring revenue experience to the Board. In our view, without our years of active engagement, we do not believe the Company would have caused Mr. Hunt to resign from the Board following the sale of significant stock one day before the Company announced missed earnings in August 2020 or announced that Mr. Cullinane will not be nominated for reelection at the 2021 Annual Meeting. The Board needs leadership and cultural change – not incremental change and the status-quo – in order to fully address its valuation gap and transition to a pure play cloud-first software company.

We Believe the Board Has Failed to Fully Explore Strategic Alternatives

We believe that the Company’s legacy Hardware business imposes a structural impediment to the Common Stock’s ability to trade at its fair value in the public markets. The legacy Hardware authenticator token business is in secular decline and the revenue base is shifting towards software-based mobile and identity cybersecurity solutions. The Hardware segment has become increasingly difficult for management to predict. In 2020, for example, the Company’s Hardware revenue was down 36% year-over-year.

In our view, the Hardware segment carries inferior gross margins, produces volatile quarterly results, and is perceived to have high customer concentration. Despite the Company’s recent announcement regarding certain operational restructurings of the Hardware segment, we believe such steps should have been executed years ago, and by the previous management team, and the delay highlights the Board’s strong inertia and lack of effective oversight of inefficiencies in what was once the Company’s sole core business.

We have privately recommended on multiple prior occasions that the Company undertake a strategic review process to monetize the Hardware business. With the sale of the Hardware business, we believe investors will be able to analyze and appropriately value OSPN’s remaining high-value, high-growth components, thereby unlocking significant value for stockholders as outlined above. At the end of 2020 and after our repeated suggestion, the Board has apparently finally engaged an independent investment bank to review its general business strategy. It is unclear to us if the independent investment bank has been charged with exploring a sale of the Hardware segment, especially given that we have also been informed that the Board has ignored inbound interest from parties interested in strategic transactions. We believe this demonstrates the insular nature of current Board leadership and is highly detrimental to long-term value for the Company and its stockholders.

Our Nominees Are Highly Qualified and Committed to Exploring All Means to Improve Stockholder Value

Our slate consists of highly experienced technologists, operators, executives and investors. We believe these individuals, if elected, would bring unique and diverse perspectives to the Board. Consistent with their fiduciary duties, our Nominees would seek to explore all means to unlock stockholder value, including the exploration of strategic alternatives not only of the Hardware segment but the entire company.

We have included brief biographies of our Nominees below:

Sarika Garg

•	Sarika Garg is currently a strategic advisor to, and the former Chief Strategy Officer of, Tradeshift, the largest business commerce company in the world providing a global commerce SaaS platform that connects and enables payments between buyers and sellers – the company has grown to over 800 employees with offices in 13 countries having attained a private market valuation of $1.1 billion.

•	As the former Chief Strategy Officer, Ms. Garg led corporate strategy (organic and inorganic growth, including four acquisitions), brand and product innovation, go-to-market strategy, and marketing & communications.

•	Prior to Tradeshift, Ms. Garg spent over a decade at SAP as a top executive within the Office of the CEO with a focus on product innovation and strategy.

•	At SAP, Ms. Garg played a leading role in the post-merger integration of the $3.4 billion acquisition of SuccessFactors, focusing on the market launch of the SAP Cloud strategy and portfolio (successfully executed within a record three months of the merger) as well as on enabling the sales teams to reach aggressive Cloud targets.

•	In addition, Ms. Garg was tapped to lead product management for Ariba Network following its $4.3 billion acquisition by SAP – in this role she drove over $200 million in revenue as head of Ariba Seller Cloud.

•	Ms. Garg is considered a world-renowned expert on SaaS operations, sales and architectures, particularly in the financial technology space, and was featured in the Wall Street Journal and as a speaker at the World Economic Forum in Davos on leadership in the technology industry.

•	Ms. Garg was also recognized as one of the Top 50 Women Leaders in SaaS in The Software Report in both 2018 and 2019.

•	Since 2018, Ms. Garg has served as a member of the board of directors at Fyle, a private company focused on intelligent expense management within email; she is also a member of the invitation-only Forbes Business Development Council for senior-level sales and business development executives.

Sagar Gupta

•	Sagar Gupta has spent over a decade advising and investing in public technology, media and telecommunications (TMT) companies and currently leads all TMT investing at Legion Partners as a Senior Analyst.

•	Prior to joining Legion Partners, Mr. Gupta was an investment analyst at Balyasny Asset Management, a global hedge fund with approximately $9 billion in assets under management, where he focused on long/short TMT equities investments.

•	Prior to Balyasny Asset Management, Mr. Gupta was an investment professional at KKR & Co. (NYSE: KKR), a leading global investment firm, where he focused on special situations and private debt investments across all industries.

•	Mr. Gupta began his career as an investment banker at UBS, a leading global financial services firm, where he focused on advising TMT companies globally in all matters of capital raising and M&A.

•	In addition, Mr. Gupta was a private angel investor in Teachable, a SaaS platform for creators and educators, which was acquired by Hotmart Technology in March 2020 for over $200 million.

•	Legion Partners is the second-largest institutional investor in OneSpan – we believe our firm and Mr. Gupta are well-aligned with the broader OneSpan stockholder base which deserves true, independent ownership representation on the Board.

Michael McConnell

•	Michael McConnell is a private investor who brings over 20 years of public company non-executive Board, CEO operating and public company investor experience.

•	Mr. McConnell is currently an Independent Director on the board of Vonage (Nasdaq: VG), an enterprise communications SaaS company, since 2019.

•	Mr. McConnell previously served on the board of SPS Commerce (Nasdaq: SPSC), a leading supply chain SaaS company, from 2018 through 2019.

•	During his tenure on the board of SPS Commerce, the company overhauled its sales strategy resulting in significantly higher sales productivity and shareholder value creation.

•	Mr. McConnell previously served as chairman of the board of Spark Networks (NYSE: LOV), a global Internet subscription company, from 2014 until the company was sold in 2017; Mr. McConnell also served as Interim Executive Chairman and Chief Executive Officer of Spark Networks during his board tenure.

•	Mr. McConnell previously served on the board of Guidance Software (Nasdaq: GUID), a provider of forensic security and risk management applications, from 2016 until the company was sold in 2017.

•	Mr. McConnell is currently an independent director at Adacel Technologies (ASX: ADA), a developer of air traffic management systems and technology and has led a significant recent operational turnaround.

•	Mr. McConnell is the former Managing Director of Shamrock Capital Advisors, an investment manager of private equity and hedge funds, where he was a member of the Executive Committee and head of the Shamrock Activist Value Fund.

•	Mr. McConnell has served on numerous other public and private company boards in the United States, Australia, New Zealand, Israel and Ireland.

Rinki Sethi

•	Rinki Sethi is the Chief Information Security Officer at Twitter (NYSE: TWTR), a social networking platform.

•	Ms. Sethi is an award-winning leader in security innovation with experience leading and developing innovative security infrastructure for Fortune 500 companies including IBM, Walmart.com, Intuit and eBay.

•	Ms. Sethi has more than 16 years of experience leading strategy and vision in product security, security operations and security architecture, including previously leading a technical team of over 500 engineers globally and its $500 million budget.

•	Ms. Sethi was recognized by CSO Magazine & Executive Women’s Forum with the “One to Watch” award, and in 2010 she led a team at eBay to receive the “Information Security Team of the Year” by SC Magazine.

•	In addition, Ms. Sethi recently won an award for Senior Information Security Practitioner by ISC2, the most recognized non-profit security organization.

•	Prior to Twitter, Ms. Sethi served as the first Chief Information Security Officer at Rubrik, a private cloud data management company – the company has over 1,400 employees across six global offices having attained a private market valuation of $3.3 billion.

•	Prior to Rubrik, Ms. Sethi served as the Enterprise Chief Information Security Officer at IBM (NYSE: IBM), where she was responsible for driving a world-class security operations center as well as identity and access management practice.

•	Prior to IBM, Ms. Sethi served as the Vice President of Security Operations & Strategy at Palo Alto Networks (NYSE: PANW), a leading next-generation cybersecurity software company, where she was responsible for creation, coordination and execution of the company’s security strategy.

•	In addition, at Palo Alto Networks, Ms. Sethi was deeply involved in the technical M&A due diligence of numerous acquisitions including LightCyber, Secdo and Evident.io.

•	Ms. Sethi previously served on the board of directors of WiCyS (Women in Cybersecurity), a non-profit dedicated to recruitment, retention and advancement of women in cybersecurity.

•	Ms. Sethi is a member of ISACA, ISC2, SANS, IEEE and Infragard; in addition, she is certified in CISSP (#83820), GIAC GSEC, NSA-IAM, CEH, CISA and from Palo Alto Networks, ASE and ACE.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of ten directors, each with a term expiring at the 2021 Annual Meeting. According to the Company’s proxy statement, Mr. Cullinane is retiring and is not being nominated for re-election at the 2021 Annual Meeting. The Company’s proxy statement states that the size of the Board will be reduced to nine and stockholders are being asked to elect nine directors at the 2021 Annual Meeting. Legion Partners Holdings has nominated four independent, highly-qualified Nominees for election to the Board to replace four incumbent directors. If all four Nominees are elected, they will still represent a minority of the members of the Board and there can be no guarantee that the Nominees will be able to implement the actions that they believe are necessary to unlock stockholder value. However, we believe the election of our Nominees is an important step in the right direction for igniting the Company’s otherwise stagnant performance.

This Proxy Statement is soliciting proxies to elect not only our four nominees, but also the candidates who have been nominated by the Company other than John N. Fox, Jr., Jean K. Holley, Matthew Moog and Marc Zenner. This gives stockholders who wish to vote for our Nominees the ability to vote for a full slate of nine nominees in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States.

Sarika Garg, age 45, has served as Founder and CEO at Silverbond, Inc., a B2B embedded financing company, since October 2020. Ms. Garg has also served as a Strategic Advisor to Tradeshift Inc., a cloud-based business network and platform for supply chain payments, marketplaces, and apps, since January 2020, where she previously served in several senior executive roles including as Chief Strategy Officer, from January 2018 to January 2020, Senior Vice President and General Manager of Marketplaces, from March 2016 to January 2018, and Vice President of Product Marketing, from May 2015 to February 2016. Prior to that, Ms. Garg served as Head of Product Development at Ariba Network (n/k/a SAP Ariba), a software and information technology services company, from December 2012 to April 2015, following its acquisition by SAP SE (NYSE: SAP), a multinational software corporation, where Ms. Garg served in a number of roles from 2001 to 2012, including most recently serving as Senior Director of Product Management from 2011 to 2012. Ms. Garg has served on the board of directors of Fyle Inc., an expense management software provider, since March 2019. Ms. Garg has also served as Co-Chair of the Founders & Funders Committee at Neythri.org, a non-profit global community of South Asian women professionals committed to helping each other succeed, from January 2020 to January 2021. Ms. Garg received a Master of Science in Management Information Systems from Creighton University and a Bachelor of Science in Biology from University Maharani College.

We believe that Ms. Garg’s significant software operational, sales, technology and M&A leadership experience make her well-qualified to serve on the Board.

Sagar Gupta, age 33, has served as Senior Analyst at Legion Partners Asset Management LLC, a long-only, value-oriented activist manager, since January 2018. Previously, Mr. Gupta served as a Founding Senior Analyst at Finchwood Capital, L.P., a long-term oriented long-short investment firm, from March 2015 to January 2018. Prior to that, Mr. Gupta served as an Analyst at Balyasny Asset Management L.P., an institutional investment firm, from March 2014 to February 2015. Mr. Gupta served as an Associate at Kohlberg Kravis Roberts & Co. Inc., a global investment firm that manages multiple alternative asset classes, from July 2012 to March 2014. Previously, Mr. Gupta served as an Analyst at UBS Investment Bank, a subsidiary investment bank of UBS Group AG (NYSE: UBS), from July 2010 to June 2012. In addition, Mr. Gupta was a private angel investor in Teachable, a SaaS platform for creators and educators, which was acquired by Hotmart Technology in March 2020 for over $200 million. Mr. Gupta previously served as President of the Board of Performing Arts Workshop, a non-profit organization dedicated to helping young people develop critical thinking, creative expression and basic learning skills through the arts, from May 2013 to June 2018. Mr. Gupta received a Bachelor of Science in Business Administration from the University of California, Berkeley.

We believe that Mr. Gupta’s deep understanding of the Company and financial and investment expertise make him well-qualified to serve on the Board.

Michael J. McConnell, age 54, currently serves as a private investor. Mr. McConnell served as the Managing Director of Shamrock Capital Advisors, a private investment company managing private equity/hedge funds for the Disney family, from 1994 to 2007. Additionally, he served as Interim Executive Chairman and Chief Executive Officer of Spark Networks SE (“Spark”) (NYSE: LOV), a leader in affinity-based online subscription dating networks, from August 2014 through December 2014. Prior to Spark, he served as the Executive Chairman at Redflex Holdings Ltd. (ASX: RDF), a provider of intelligent transport system solutions and services, from February 2013 to February 2014 and a nonexecutive director from August 2011 to November 2014. Mr. McConnell also served as the Chief Executive Officer of Collectors Universe, Inc. (NASDAQ: CLCT), a provider of third-party authentication and grading of high value collectibles, from March 2009 to October 2012. Currently, Mr. McConnell serves on the board of directors of Vonage Holdings Corp. (NASDAQ: VG), a cloud communications provider, since March 2019 and Adacel Technologies Limited (ASX: ADA), an Australian based air traffic management and air traffic control simulation and training company, since May 2017 and as its Chairman since April 2019. Previously, Mr. McConnell served on the board of directors of SPS Commerce, Inc. (NASDAQ: SPSC), a provider of cloud-based supply chain management services, from March 2018 to May 2019, Guidance Software, Inc. (formerly NASDAQ: GUID), a global provider of forensic security solutions, from April 2016 until the company was sold in November 2017 and Spark from July 2014 until the company was sold in November 2017. Mr. McConnell also serves on the board of privately held Jacob Stern & Sons, Inc., an importer, exporter, processor and distributor of specialty agricultural products, since July 2019. He is also a member of the City of La Canada Finance and Investment Advisory committee. Mr. McConnell received a B.A. in Economics from Harvard University and an M.B.A from the Darden School (Shermet Scholar) of the University of Virginia.

We believe that Mr. McConnell’s extensive public and private international board experience and experience as a chief executive officer at various technology and software-oriented companies make him well-qualified to serve on the Board.

Rinki Sethi, age 38, has served as Vice President and Chief Information Security Officer of Twitter, Inc. (NYSE: TWTR), a microblogging and social networking service, since September 2020, and on the board of directors of OneProsper International, a non-profit empowering girls in rural India to attend school, since January 2020. Ms. Sethi also serves as an Advisor to various companies, such as Fika Ventures, a seed fund that focuses on enterprise and B2B software, FinTech, marketplaces, and digital health, since September 2020, 11.2 Capital, an early stage venture capital fund, since December 2020, LevelOps, an engineering optimization platform, since September 2019, Authomize, a startup developing a cloud-based authorization solution, since March 2020, apisec.ai, an enterprise-class API security management platform, since June 2020 and Oort, a venture-backed security and infrastructure startup, since October 2020. Ms. Sethi also serves as an Investor in Silicon Valley CISO Investments, a group of Chief Information Security Officers that operate as an angel investor syndicate, since October 2019 and Board Advisor of SecureWorld, a cybersecurity conference series, providing globally relevant education and networking for InfoSec professionals, since January 2012. Previously, Ms. Sethi served as Vice President and Chief Information Security Officer of Rubrik, Inc., a cloud data management company, from April 2019 to September 2020. Prior to that, Ms. Sethi served as Vice President of Information Security of International Business Machines Corporation (NYSE: IBM), a multinational technology company, from October 2018 to April 2019. Ms. Sethi served in various roles at Palo Alto Networks Inc. (NYSE: PANW), a multinational cybersecurity company, including most recently as Vice President of Information Security and Senior Director of Information Security, from November 2015 to October 2018. Ms. Sethi also served in numerous roles at Intuit Inc. (NASDAQ: INTU), a business and financial software company, including most recently serving as Director & Head of Product Security and Principal of Security Business Partner, from October 2012 to November 2015. Earlier in her career, Ms. Sethi served in several roles at eBay Inc. (NASDAQ: EBAY), a multinational e-commerce corporation, including serving as Chief of Staff & Senior Manager of Global Fraud, Global Infosec Communication & Strategy Manager and Global Infosec Policy & Strategy Manager. Prior to that, Ms. Sethi served as a Security Engineer at Walmart.com, an ecommerce team of Walmart Inc. (NYSE: WMT) and as an Information Security Specialist at Pacific Gas and Electric Company (NYSE: PCG), a natural gas and electric utilities company. Ms. Sethi served on the board of directors of Women in CyberSecurity, a non-profit organization focused on recruiting, retaining & advancing women in cybersecurity, from December 2017 to November 2018. Ms. Sethi received a Master of Science in Information Security from Capella University and a Bachelor of Science in Computer Science Engineering from the University of California, Davis.

We believe that Ms. Sethi’s extensive experience gained serving as a senior executive in numerous companies operating in the technology, cybersecurity and information security industries make her well-qualified to serve on the Board.

The principal business address of Ms. Garg is 960 Crooked Creek Dr., Los Altos, CA 94024. The principal business address of Mr. Gupta is 12121 Wilshire Blvd., Suite 1240, Los Angeles, CA 90025. The principal business address of Mr. McConnell is 2031 Tondolea Lane, La Canada, CA 91011. The principal business address of Ms. Sethi is 1355 Market Street, San Francisco, CA 94103.

As of April 14, 2021, neither Mr. Gupta nor Ms. Sethi own beneficially or of record any shares of Common Stock and have not entered into any transactions in shares of the Common Stock during the past two (2) years. Mr. Gupta is an employee of Legion Partners Asset Management, however, he does not have voting or dispositive power over the shares of Common Stock beneficially owned by Legion Partners Asset Management and its affiliates.

As of April 14, 2021, Mr. McConnell may be deemed to beneficially own 6,000 shares of Common Stock. Ms. Garg may be deemed to beneficially own 8,275 shares of Common Stock. The shares of Common Stock purchased by Mr. McConnell and Ms. Garg were purchased with personal funds.

Each of the Nominees is a member of a “group” together with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and accordingly, the group is deemed to beneficially own the 2,790,121 shares of Common Stock beneficially owned in the aggregate by the Participants. Each Participant disclaims beneficial ownership with respect to the shares of Common Stock reported owned in this Proxy Statement, except to the extent of its, his or her pecuniary interest therein. Each Participant may be deemed to have the power to vote and dispose of the shares of Common Stock disclosed herein that he, she or it directly beneficially owns or he, she or it may be deemed to beneficially own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the Participants, see Schedule I.

Each Nominee presently is, and if elected as a director of OSPN would be an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, no director of a NASDAQ-listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors of such company affirmatively determines that such director is independent under such standards. Accordingly, if the Nominees are elected, the determination of each Nominee’s independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

On February 25, 2021, the Participants entered into a Joint Filing and Solicitation Agreement, in which, among other things, (a) they agreed, to the extent required by applicable law, to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company, (b) they agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated Legion Partners Holdings, to the Board at the 2021 Annual Meeting (the “Solicitation”), (c) Legion agreed to bear all pre-approved expenses incurred in connection with the Solicitation, and (d) the Nominees agreed, not to undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company, undertake any expenses in connection with the Solicitation or communicate on behalf of Legion with regards to the Company without the prior written consent of Legion.

On February 25, 2021, Legion Partners Holdings entered into letter agreements (the “Indemnification Agreements”) with each of the Nominees other than Mr. Gupta pursuant to which Legion Partners Holdings has agreed to indemnify such Nominees against claims arising from the Solicitation and any related transactions.

Each of the Nominees has granted Raymond White and Christopher S. Kiper powers of attorney (the “POAs”) to execute certain SEC filings and other documents in connection with the Solicitation.

As an employee of Legion Partners Asset Management, Mr. Gupta receives compensation in the form of a salary, a discretionary bonus and a portion of incentive allocations earned by Legion Partners Asset Management. Other than as stated herein, there are no arrangements or understandings between or among any members of Legion or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the 2021 Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Legion Partners Holdings reserves the right to nominate additional person(s), to the extent this is not prohibited under OSPN’s organizational documents and applicable law, if OSPN increases the size of the Board above its existing size or increases the number of directors whose terms expire at the 2021 Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to our position that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of OSPN’s corporate machinery.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to approve, on an advisory basis, the Company’s compensation of its named executive officers as described under “Compensation Discussion and Analysis” in the Company’s proxy statement. Accordingly, the Company is asking stockholders to vote for the following resolution:

“RESOLVED, that the compensation of the named executive officers of OneSpan Inc., as disclosed in the proxy statement for the 2021 annual meeting of stockholders pursuant to Item 402 of Regulation S-K (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion), is hereby APPROVED on an advisory basis.”

As discussed in the Company’s proxy statement, while the vote on the executive compensation resolution is non-binding, the Compensation Committee and the Board will carefully consider the voting results when evaluating OSPN’s executive compensation programs.

Legion does not believe the Company’s executive compensation plan is adequately aligned with long-term stockholder value creation and has failed to adequately incentivize the now approximately four-year old transition from hardware to a software and services business model.

In our view, the Company’s executive compensation plan has over-emphasized high-level revenue oriented metrics and even duplicates the use of these metrics between the annual incentive plan and the long-term plan.

In addition, we believe that optimal long-term valuation for the Common Stock can be achieved through executing a full transition to a pure play recurring revenue software model. Rather than place greater emphasis on this transition, the Company’s executive compensation plan has utilized metrics with potentially unintended incentives. For example, we believe the “software and services revenue” metric can perversely incentive management to focus on perpetual licensing software sales, which are recognized entirely upfront in GAAP revenue, rather than pursuing term-based licensing and subscription software sales, which are recognized as GAAP revenue over the duration of the contract and typically drive greater long-term value. Per the Company’s proxy statement, the Company has adopted Annual Recurring Revenue (as defined in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2021) as a performance metric for the 2021 annual bonus plan, likely under pressure from us and in response to our preliminary proxy statement filing, though the metric's weighting is unknown and it does not appear that it will be utilized for the Company’s long-term incentive plan. Despite this modest change, we believe the Company’s executive compensation remains inadequate and that the Company could make several further substantial changes to its compensation program in order to better align with long-term value creation.

FOR THESE REASONS, AMONG OTHERS, WE RECOMMEND A VOTE “AGAINST” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

PROPOSAL NO. 3

ADVISORY VOTE ON RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Company has proposed that the stockholders ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Additional information regarding this proposal is contained in the Company’s proxy statement.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2021 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the 2021 Annual Meeting. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the 2021 Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the 2021 Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Legion believes that the only outstanding class of securities of the Company entitled to vote at the 2021 Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the 2021 Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, AGAINST the approval of the non-binding advisory resolution on the compensation of the Company’s named executive officers, FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, and in the discretion of the persons named as proxies on all other matters as may properly come before the 2021 Annual Meeting, as described herein.

According to the Company’s proxy statement for the 2021 Annual Meeting, the current Board intends to nominate nine candidates for election at the 2021 Annual Meeting. This Proxy Statement is soliciting proxies to elect our Nominees as directors in opposition to four of the incumbent directors. Stockholders who vote on the enclosed WHITE proxy card will also have the opportunity to vote for the candidates who have been nominated by the Company other than John N. Fox, Jr., Jean K. Holley, Matthew Moog and Marc Zenner. Stockholders will therefore be able to vote for the total number of directors up for election at the 2021 Annual Meeting. Under applicable proxy rules we are required either to solicit proxies only for our Nominees, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our Nominees while also allowing stockholders to vote for fewer than all of the Company’s nominees, which enables a stockholder who desires to vote for our Nominees to also vote for certain of the Company’s nominees. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve as on the Board with the Nominees who are elected.

VIRTUAL MEETING

As discussed in the Company’s proxy statement, due to the continuing impact of the novel coronavirus (or COVID-19) pandemic, the 2021 Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 Annual Meeting in person. As discussed above, you are entitled to participate in the 2021 Annual Meeting only if you were a stockholder of record as of the close of business on the Record Date or hold a legal proxy for the meeting provided by your broker, bank or other nominee.

According to the Company’s proxy statement, in order to attend the 2021 Annual Meeting, you must register in advance at online prior to a certain deadline. The Company has not yet disclosed the website at which stockholders must register for the 2021 Annual Meeting or the deadline by which they must do so. Once the Company publicly discloses such information, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

Registering to Attend the 2021 Annual Meeting—Stockholders of Record.

According to the Company’s proxy statement, if you were a stockholder of record as of the close of business on the Record Date, you may register to attend the 2021 Annual Meeting online by entering the 11-digit control number provided on the Company’s blue proxy card. As further discussed in the Company’s proxy statement, on the following screen, you should click on the link titled “Click here to pre-register for the online meeting” at the top of the page.

In addition, the Company’s proxy statement states that if you do not have the Company’s blue proxy card, you may register to attend the 2021 Annual Meeting by emailing proof of ownership of shares of Common Stock as of the Record Date to a to be disclosed email address. Such proof of ownership may include a copy of your proxy card received either from the Company or Legion or a statement showing your ownership as of the Record Date.

Registering to Attend the 2021 Annual Meeting—Beneficial Owners.

According to the Company’s proxy statement, if you were the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the Record Date, you may register to attend the 2021 Annual Meeting by emailing a to be disclosed email address and attaching evidence that you beneficially owned shares of our Common Stock as of the Record Date, which may consist of a copy of the voting instruction form provided by your broker, bank or other nominee, an account statement or a letter or legal proxy from such broker, bank or other nominee.

After registering, our tabulator, Corporate Election Services (“CES”), will send you a confirmation email prior to the 2021 Annual Meeting with a link and instructions for entering the virtual Annual Meeting.

We encourage you to access the meeting site prior to the start time of the 2021 Annual Meeting to allow ample time to log into the meeting webcast and test your computer system. According to the Company’s proxy statement, assistance will be available if you encounter difficulties accessing the virtual meeting or during the meeting time. The Company’s proxy statement states that in the event of any technical disruptions that prevent the chair from hosting the 2021 Annual Meeting within a certain period of time, the meeting may be adjourned or postponed.

Whether or not you plan to attend the 2021 Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the WHITE proxy card. Additional information and our proxy materials

As discussed further in the Company’s proxy statement, stockholders as of the close of business on the Record Date who register, attend and participate in the 2021 Annual Meeting will have an opportunity to submit questions live via the internet during a designated portion of the 2021 Annual Meeting. These stockholders may also submit a question in advance of the 2021 Annual Meeting by registering online and following the instructions provided via email upon completing their registration. The Company’s proxy statement states that in both cases, stockholders must have available their control number provided on their proxy card or voting authorization form.

The Company has not yet disclosed the website at which stockholders must register for the 2021 Annual Meeting or the email address to which stockholders may send proof of ownership of shares of Common Stock as of the Record Date. Once the Company publicly discloses such information, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

If you have any difficulty following the registration process, please email: info@saratogaproxy.com.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the 2021 Annual Meeting, the presence in person or by proxy of a majority of the votes entitled to be cast on matters to be considered as of the Record Date at the meeting will constitute a quorum for the transaction of business.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the 2021 Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail or attend the 2021 Annual Meeting virtually and vote in order to be counted in the determination of a quorum.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for contested director elections and majority vote standard for uncontested director elections. In a contested election, the nine nominees receiving the highest number of affirmative votes will be elected as directors of the Company. If you abstain from voting on any of the nominees, your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees. Proxy cards specifying that votes should be withheld with respect to one (1) or more nominees will result in those nominees receiving fewer votes but will not count as votes against the nominees. Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Advisory Resolution to Approve Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, the advisory vote on the Company’s named executive officers’ compensation requires the approval of a majority of the votes cast and entitled to vote thereon. According to the Company’s proxy statement, an abstention has the same effect as a vote against this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Ratification of Appointment of Accountants ─ According to the Company’s proxy statement, assuming that a quorum is present, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the approval of a majority of the votes cast and entitled to vote thereon. According to the Company’s proxy statement, an abstention has the same effect as a vote against the proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

If you sign and submit your WHITE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Legion’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the 2021 Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the 2021 Annual Meeting and voting virtually (although attendance at the 2021 Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation to the Secretary of the Company by executing a later-dated proxy. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Legion in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Company at 121 West Wacker Drive, 20th Floor, Chicago, IL 60601 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Legion in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Saratoga may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Legion. Proxies may be solicited by mail, facsimile, telephone, electronic mail, in person and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of Legion, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as director nominees.

We have retained Saratoga for solicitation and advisory services in connection with solicitations relating to the 2021 Annual Meeting. Saratoga will receive up to $100,000, applicable toward the final fee to be mutually agreed upon by Legion and Saratoga and reimbursement of reasonable out-of-pocket expenses for its services to Legion in connection with the Solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Common Stock held as of the Record Date for the 2021 Annual Meeting. Legion will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, directors, officers, members and certain other employees of Legion may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. It is anticipated that Saratoga will employ approximately twenty (20) persons to solicit stockholders for the 2021 Annual Meeting.

Legion will pay all costs of the Solicitation. Legion may seek reimbursement from the Company of all expenses it incurs in connection with the Solicitation but does not intend to submit the question of such reimbursement to a vote of stockholders of the Company. The expenses incurred by Legion to date in furtherance of, or in connection with, the Solicitation is approximately $250,000. Legion anticipates that its total expenses will be approximately $550,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation.

ADDITIONAL PARTICIPANT INFORMATION

The Participants in this proxy solicitation are Legion and the Nominees. The principal business of Legion Partners Holdings is serving as the sole member of Legion Partners Asset Management and sole member of Legion Partners GP. The principal business of each of Legion Partners I, Legion Partners II and Legion Partners Offshore I is investing in securities. The principal business of Legion Partners GP is serving as the general partner of each of Legion Partners I and Legion Partners II. The principal business of Legion Partners Asset Management is managing investments in securities and serving as the investment advisor of each of Legion Partners I, Legion Partners II and Legion Partners Offshore I. The principal occupation of each of Messrs. Kiper and White is serving as a managing director of Legion Partners Asset Management and a managing member of Legion Partners Holdings.

The address of the principal office of each of the members of Legion other than Legion Partners Offshore I is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025. The address of the principal office of Legion Partners Offshore I is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

As of April 14, 2021, Legion Partners I beneficially owns directly 2,168,979 shares of Common Stock. As of April 14, 2021, Legion Partners II beneficially owns directly 122,149 shares of Common Stock. As of April 14, 2021, Legion Partners Offshore I beneficially owns directly 484,518 shares of Common Stock. As of April 14, 2021, Legion Partners Holdings beneficially owns directly 200 shares of Common Stock, all of which are held in record name. In addition, as the sole member of Legion Partners Asset Management and sole member of Legion Partners GP, Legion Partners Holdings may also be deemed to beneficially own the 2,168,979 shares of Common Stock beneficially owned directly by Legion Partners I, 122,149 shares of Common Stock beneficially owned directly by Legion Partners II and 484,518 shares of Common Stock beneficially owned directly by Legion Partners Offshore I. As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners GP may be deemed to beneficially own the 2,168,979 shares of Common Stock beneficially owned directly by Legion Partners I and 122,149 shares of Common Stock beneficially owned directly by Legion Partners II. As the investment advisor of each of Legion Partners I, Legion Partners II and Legion Partners Offshore I, Legion Partners Asset Management may be deemed to beneficially own the 2,168,979 shares of Common Stock beneficially owned directly by Legion Partners I, 122,149 shares of Common Stock beneficially owned directly by Legion Partners II and 484,518 shares of Common Stock beneficially owned directly by Legion Partners Offshore I. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, each of Messrs. Kiper and White may be deemed to beneficially own the 2,168,979 shares of Common Stock beneficially owned directly by Legion Partners I, 122,149 shares of Common Stock beneficially owned directly by Legion Partners II, 484,518 shares of Common Stock beneficially owned directly by Legion Partners Offshore I and 200 shares of Common Stock beneficially owned directly by Legion Partners Holdings.

The members of Legion are members of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and accordingly, the group is deemed to beneficially own the 2,790,121 shares of Common Stock beneficially owned in the aggregate by the Participants. Each Participant disclaims beneficial ownership with respect to the shares of Common Stock reported owned in this Proxy Statement, except to the extent of its, his or her pecuniary interest therein. For information regarding purchases and sales of securities of the Company during the past two (2) years by the Participants, see Schedule I.

Shares of Common Stock held by any Participant who is a natural person were purchased using personal funds. The shares of Common Stock owned directly by each of Legion Partners I, Legion Partners II, Legion Partners Offshore I and Legion Partners Holdings were purchased with working capital. The purchases effected by Legion Partners II were effected through margin accounts maintained with prime brokers, which extend margin credit as and when required to open or carry positions in their margin accounts, subject to applicable federal margin regulations, stock exchange rules and such firms’ credit policies. Positions in the shares of Common Stock held in such margin accounts may be pledged as collateral security for the repayment of debit balances in such accounts. Since other securities are held in such margin accounts in addition to the Common Stock, it may not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock held by Legion Partners II at any one time.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the 2021 Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Legion is unaware of any other matters to be considered at the 2021 Annual Meeting. However, should other matters, which Legion is not aware of at a reasonable time before this solicitation, be brought before the 2021 Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga, at the address set forth on the back cover of this Proxy Statement, or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and telephone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of Legion.

This Proxy Statement is dated April 14, 2021. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

STOCKHOLDER PROPOSALS

The Company has not yet publicly disclosed the deadlines for stockholders to submit a proposal or nomination to be included in the Company’s proxy statement for the 2022 Annual Meeting. Once the Company publicly discloses these deadlines, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

Notwithstanding the foregoing, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for the 2022 Annual Meeting must typically be received at the principal offices of the Company not later than 120 days prior to the first anniversary of the date last year’s proxy was mailed to stockholders. As of the date of this Proxy Statement, the Company has not disclosed the date of the 2021 Annual Meeting. Once the Company discloses the date of the 2021 Annual Meeting, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

CERTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE 2021 ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE COMPANY’S DIRECTORS, RELATED PERSON TRANSACTIONS AND GENERAL INFORMATION CONCERNING THE COMPANY’S ADMINISTRATION AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE OWNERS, DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

________________

Your vote is important. No matter how many or how few shares you own, please vote to elect the Nominees by marking, signing, dating and mailing the enclosed WHITE proxy card promptly.

Dated: April 14, 2021

LEGION PARTNERS HOLDINGS, LLC

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY

DURING THE PAST TWO YEARS

Nature of Transaction	Amount of Securities Purchased/(Sold)	Date of Transaction

Legion Partners, L.P. I

Short Sale of May 17, 2019 Put Options ($17.50 Strike Price)[1]	(72,700)	04/23/2019
Short Sale of May 17, 2019 Put Options ($17.50 Strike Price)[1]	(6,500)	04/24/2019
Purchase of Common Stock	196,105	05/09/2019
Purchase of Common Stock	45,911	05/10/2019
Acquisition of Common Stock[2]	6,500	05/10/2019
Acquisition of Common Stock[2]	4,300	05/10/2019
Acquisition of Common Stock[2]	45,800	05/13/2019
Acquisition of Common Stock[2]	9,700	05/14/2019
Acquisition of Common Stock[2]	12,900	05/17/2019
Sale of Common Stock	(17,997)	03/20/2020
Sale of Common Stock	(61,824)	03/23/2020
Sale of Common Stock	(4,763)	03/24/2020
Sale of Common Stock	(3,620)	03/26/2020
Sale of Common Stock	(40,200)	03/30/2020

Legion Partners, L.P. II

Short Sale of May 17, 2019 Put Options ($17.50 Strike Price)[1]	(1,500)	04/23/2019
Short Sale of May 17, 2019 Put Option ($17.50 Strike Price)[1]	(100)	04/24/2019
Purchase of Common Stock	3,895	05/09/2019
Purchase of Common Stock	911	05/10/2019
Acquisition of Common Stock[2]	1,600	05/14/2019
Sale of Common Stock	(4,390)	12/27/2019
Sale of Common Stock	(610)	12/30/2019
Sale of Common Stock	(895)	03/20/2020
Sale of Common Stock	(3,076)	03/23/2020
Sale of Common Stock	(237)	03/24/2020
Sale of Common Stock	(180)	03/26/2020
Sale of Common Stock	(2,000)	03/30/2020
Purchase of Common Stock	2,075	01/04/2021
Purchase of Common Stock	635	01/06/2021
Purchase of Common Stock	1,715	01/06/2021
Purchase of Common Stock	232	01/07/2021
Purchase of Common Stock	343	01/08/2021
Purchase of Common Stock	260	01/11/2021
Purchase of Common Stock	7,077	01/29/2021
Purchase of Common Stock	1,900	03/25/2021

 I-1

Legion Partners Offshore i sp i

Purchase of Common Stock	58,425	01/04/2021
Purchase of Common Stock	17,885	01/06/2021
Purchase of Common Stock	48,285	01/06/2021
Purchase of Common Stock	6,545	01/07/2021
Purchase of Common Stock	9,661	01/08/2021
Purchase of Common Stock	7,322	01/11/2021
Purchase of Common Stock	27,600	01/19/2021
Purchase of Common Stock	72,400	01/20/2021
Purchase of February 19, 2021 Call Options ($17.50 Strike Price)[3]	50,000	01/20/2021
Purchase of Common Stock	45,000	01/21/2021
Purchase of Common Stock	29,000	01/22/2021
Purchase of Common Stock	80,000	01/25/2021
Purchase of Common Stock	32,395	01/26/2021
Acquisition of Common Stock[4]	50,000	02/19/2021

Michael J. McConnell

Purchase of Common Stock	4,000	11/03/2020
Purchase of Common Stock	2,000	12/16/2020

SARIKA GARG

Purchase of Common Stock	3,645	02/25/2021
Purchase of Common Stock	4,630	02/25/2021

________________________

1 Represents shares of Common Stock underlying American-style put options sold short in the over-the-counter market, all of which expired on May 17, 2019.

2 Represents shares of Common Stock acquired in connection with the assignment of certain American-style put options that were sold short in the over-the-counter market.

3 Represents shares of Common Stock underlying American-style call options purchased in the over-the-counter market, all of which were exercised on February 19, 2021.

4 Represents shares of Common Stock acquired in connection with the exercise of certain American-style call options.

 I-2

SCHEDULE II

The following table is reprinted from the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on April 9, 2021.1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND MANAGEMENT

The table below sets forth certain information with respect to the beneficial ownership of our Common Stock, as of April 5, 2021, unless otherwise indicated, for (i) each person or entity known by us to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors and our Board’s Nominees, (iii) each of our NEOs and (iv) all of our current directors and executive officers as a group. Unless otherwise indicated below, and subject to applicable community property laws, we believe based on the information provided to us that each beneficial owner has sole voting and investment power with respect to all shares of our Common Stock listed below. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o OneSpan Inc., 121 West Wacker Drive, 20th Floor, Chicago, Illinois 60601.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
5% Stockholders
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	5,161,649	(2)	12.8%
T. Kendall Hunt 110 N. Wacker Drive, Mail Code: IL 4-110-17-00, Chicago, IL 60606	4,530,626	(3)	11.3%
Legion Partners Asset Management, LLC 12121 Wilshire Boulevard, Suite 1240, Los Angeles, CA 90025	2,790,121	(4)	6.9%
The Vanguard Group 100 Vanguard Boulevard. Malvern, PA 19355	2,257,488	(5)	5.6%
Legal & General Investment Management Limited One Coleman Street, London, EC2R 5AA, UK	2,044,108	(6)	5.1%
Directors and Our Board’s Nominees (Excluding Named Executive Officers)
Marc D. Boroditsky	12,385		*
Garry L. Capers	—		*
Michael P. Cullinane	197,308		*
John N. Fox, Jr.	116,808		*
Jean Holley	121,023		*
Marianne Johnson	6,726		*
Matthew Moog	60,614		*
Alfred Nietzel	—
Marc Zenner	19,385		*
Named Executive Officers
Scott M. Clements	174,956		*
Mark S. Hoyt	96,283		*
All Executive Officers and Directors as a group (12 persons)	831,407		2.1%
*	Ownership is less than 1% of the outstanding shares of our Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days after April 5, 2021, if any, or RSUs held by such person that vest within 60 days of April 5, 2021, if any, are deemed to be beneficially owned and outstanding for purposes of calculating such person’s beneficial ownership but are not deemed outstanding for purposes of computing the percentage ownership of any other person. None of Mr. Hunt, the members of our Board or our NEOs own any options exercisable within 60 days after April 5, 2021 or any RSUs that vest within 60 days after April 5, 2021. As of April 5, 2021, there were 40,232,841 shares of Common Stock outstanding.

(2)	Based solely on information contained in a Schedule 13G/A filed on January 27, 2021 by BlackRock, Inc. (“BlackRock”), providing information with respect to its beneficial ownership as of December 31, 2020. BlackRock reported it had sole voting power as to 5,108,371 shares, shared voting power over no shares and sole dispositive power as to 5,161,649 shares.

(3)	Includes 467,013 shares held in the Barbara J. Hunt Marital Trust. Also includes 161,255 shares held by Mr. Hunt’s spouse as to which Mr. Hunt disclaims beneficial ownership.

______________________________

1 Once the Company files its definitive proxy statement for the 2021 Annual Meeting, Legion intends to supplement this Proxy Statement to updates such information, as necessary, and file revised definitive materials with the SEC.

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(4)	Based on a Schedule 13D/A filed on February 25, 2021 by Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners Offshore I SP I, Legion Partners, LLC, LPAM, Legion Partners Holdings, LLC, Christopher S. Kiper, Raymond T. White, Michael J. McConnell, Sarika Garg, Sagar Gupta and Rinki Sethi providing information with respect to their beneficial ownership as of December 31, 2020, except that the total beneficial ownership identified in the table is based on a Schedule 14A Amendment No. 1 filed by Legion Partners Holdings, LLC on March 26, 2021 disclosing beneficial ownership of 2,790,121 shares as of such date. Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), reported shared voting power and shared dispositive power as to 2,168,979 shares, and sole voting power and sole dispositive power as to no shares; Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), reported shared voting power and shared dispositive power as to 120,249 shares, and sole voting power and sole dispositive power as to no shares; Legion Partners Offshore I SP I, a segregated portfolio company of Legion Partners Offshore Opportunities SPC I, a company organized under the laws of the Cayman Islands, reported shared voting power and shared dispositive power as to 484,518 shares, and sole voting power and sole dispositive power as to no shares; Legion Partners, LLC, a Delaware limited liability company (“Legion Partners GP”), which serves as the general partner of each of Legion Partners I and Legion Partners II, reported shared voting power and shared dispositive power as to 2,289,228 shares, and sole voting power and sole dispositive power as to no shares; LPAM, which serves as the investment advisor of each of Legion Partners I, Legion Partners II and Legion Partners Offshore I, reported shared voting power and shared dispositive power as to 2,773,746 shares, and sole voting power and sole dispositive power as to no shares; Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), which serves as the sole member of each of LPAM and Legion Partners GP, reported shared voting power and shared dispositive power as to 2,773,946 shares, and sole voting power and sole dispositive power as to no shares; each of Christopher S. Kiper, who serves as a managing director of LPAM and a managing member of Legion Partners Holdings, and Raymond T. White, who serves as a managing director of Legion Partners Asset Management and a managing member of Legion Partners Holdings, reported shared voting power and shared dispositive power as to 2,773,946 shares, and sole voting power and sole dispositive power as to no shares; Michael J. McConnell, as a nominee for the Board, reported shared voting power and shared dispositive power as to 6,000 shares, and sole voting power and sole dispositive power as to no shares; each of Sarika Garg, Sagar Gupta, and Rinki Sethi, each as a nominee for the Board, reported shared voting power, shared dispositive power, sole voting power, and sole dispositive power as to no shares. The address of the principal office of each of Legion Partners I, Legion Partners II, Legion Partners GP, Legion Partners Asset Management, Legion Partners Holdings and Messrs. Gupta, Kiper and White is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025. The principal office of Legion Partners Offshore I is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands. The principal business address of Ms. Garg is 960 Crooked Creek Dr., Los Altos, CA 94024. The principal business address of Mr. McConnell is 2031 Tondolea Lane, La Canada, CA 91011. The principal business address of Ms. Sethi is 1355 Market Street, San Francisco, CA 94103.

(5)	Based solely on a Schedule 13G/A filed on February 10, 2021 by The Vanguard Group (“Vanguard”), providing information with respect to its beneficial ownership as of December 31, 2020. Vanguard reported that it had sole voting power as to no shares, shared voting power as to 76,297 shares, sole dispositive power as to 2,153,846 shares and shared dispositive power as to 103,642 shares.

(6)	Based solely on a Schedule 13G filed on February 11, 2021, by Legal & General Investment Management Limited (“Legal & General”), providing information with respect to its beneficial ownership as of December 31, 2020. Legal & General is a discretionary investment manager authorized and regulated by the UK financial conduct authority. GO UCITS ETF Solutions Plc (the “GO Company”) is organized as an open- ended investment company with variable capital structured as an umbrella fund and comprised of separate sub-funds. GO ETF Solutions LLP (“GO LLP”) has been appointed as the investment manager for each of such finds. Each of Legal & General, GO Company and GO LLP reported that it had shared voting power as to 2,044,108 shares, shared dispositive power as to no shares and sole voting power as to no shares. Legal & General and GO Company each reported that it had sole dispositive power as to no shares, and GO LLP disclosed that it had sole dispositive power over 2,044,188 shares. The address of the principal office of Legal & General and GO LLP is One Coleman Street, London, EC2R 5AA, and the address of the principal office of GO Company is 2 Grand Canal Square, Dublin 2, Ireland.

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IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Legion your proxy “FOR” the election of the Nominees and in accordance with Legion’s recommendations on the other proposals on the agenda for the 2021 Annual Meeting by taking these three steps:

•	SIGNING the enclosed WHITE proxy card;

•	DATING the enclosed WHITE proxy card; and

•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

You may vote your shares virtually at the 2021 Annual Meeting, however, even if you plan to attend the 2021 Annual Meeting virtually, we recommend that you submit your WHITE proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the 2021 Annual Meeting. If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the address set forth below.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Legion’s proxy materials,

please contact:

Stockholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

WHITE PROXY CARD

ONESPAN INC.

2021 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF LEGION PARTNERS HOLDINGS, LLC

THE BOARD OF DIRECTORS OF ONESPAN INC.
IS NOT SOLICITING THIS PROXY

P        R        O        X        Y

The undersigned appoints Raymond White and Christopher Kiper, and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock of OneSpan Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2021 Annual Meeting of Stockholders of the Company scheduled to be held virtually via live webcast at such time and place as to be determined by the Company (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “2021 Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the 2021 Annual Meeting that are unknown to Messrs. White and Kiper a reasonable time before this solicitation, each of whom are participants in this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1, “AGAINST” PROPOSAL 2, AND “FOR” PROPOSAL 3.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse and the completion of the 2021 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting

This Proxy Statement and our WHITE proxy card are available at

www.protectonespan.com

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

[X] Please mark vote as in this example

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1, “AGAINST” PROPOSAL 2, AND“FOR” PROPOSAL 3. LEGION PARTNERS HOLDINGS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR ALL NOMINEES” LISTED BELOW IN PROPOSAL 1 AND “AGAINST” PROPOSAL 2. LEGION PARTNERS HOLDINGS MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 3.

1.	Legion Partners Holdings’ proposal to elect Sarika Garg, Sagar Gupta, Michael J. McConnell and Rinki Sethi to the Board to serve as directors with a term expiring at the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Sarika Garg Sagar Gupta Michael J. McConnell Rinki Sethi	☐	☐	☐ ________________ ________________ ________________ ________________

Legion Partners Holdings intends to use this proxy to vote (i) “FOR” Sarika Garg, Sagar Gupta, Michael J. McConnell and Rinki Sethi and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors, other than John N. Fox, Jr., Jean K. Holley, Matthew Moog and Marc Zenner, for whom Legion Partners Holdings is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our nominees are elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line(s) above. Your shares will be voted for the remaining nominee(s).

2.	The Company’s proposal to vote on a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	The Company’s proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

☐	FOR	☐	AGAINST	☐	ABSTAIN

WHITE PROXY CARD

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.